EXHIBIT J

Exhibit J

PROMISSORY NOTE

PAYABLE AT SIGHT

FOR VALUE RECEIVED, I hereby declare to owe and promise to unconditionally pay to the order of INVERSIONES TAURO S.A., at its registered office located at Serrano No. 14, office 803, in the City of Santiago, the principal sum of $2,547,284,538 (two billion, five hundred and forty-seven million, two hundred and eighty-four thousand, five hundred and thirty-eight Chilean Pesos, currency of legal tender) which shall be adjusted as stated below, upon the Creditors’ sole demand, upon presentment for collection purposes.

Adjustment: The outstanding principal amount shall be adjusted according to the percentage variation of the price of the share in CorpBanca ranging from $6.25 per share and the closing price of the share in CorpBanca on the business day immediately preceding the actual payment date.

Moreover, the adjustment referred to above shall include the amount corresponding to the dividend per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Furthermore, and in order to illustrate the calculation of the adjustment period, it shall be:

[P*(1+D)* / 6.25 + (-1) where:

P: refers to the closing price of the share in CorpBanca in the day immediately preceding the calculation date or the payment date of the obligation, as appropriate.

D: refers to the dividends per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Indivisibility: the obligations under this promissory note shall be deemed indivisible for all legal purposes, and in particular for those provided for in Sections 1526 and 1528 of the Civil Code.

Expenses: All notarial fees and taxes levied on this document, the authorization of the signatures thereon and the receipts and discharges granted in respect hereof, shall be borne by the issuer.

Domicile and Jurisdiction: For all legal purposes arising from the promissory note, the debtor or issuer hereby establishes his special domicile in the commune and city of Santiago de Chile and agrees to submit to the jurisdiction of the courts of justice therein located, where any notices of protest served thereat shall be valid.

Protest: without obligation to protest. I release the creditor of the obligation to protest this promissory note but should the creditor freely choose to do so, the creditor may protest this promissory note at its option, either through the relevant bank, notary public or the competent public officer. Furthermore, in the event of protest, I agree to pay all expenses and taxes that may accrue as a consequence thereof.

In the City of Santiago de Chile, on this January 8, 2013.

[Illegible signature]

ISSUER’s SIGNATURE

Corporate Name of Debtor/Issuer: CORP GROUP FINANCIAL S.A.

Rut [                        ]

Place of Business: Rosario Norte No. 660, 23rd. floor, in Las Condes, in Santiago

Legal Representative: María Pilar Dañobeitía Estades

National Identity Card No. [                        ]

I DO HEREBY AUTHORIZE MARÍA DEL PILAR DAÑOBEITIA ESTADES, holder of national identity card No. [                        ] to sign this promissory note in the name and on behalf of CORP GROUP FINANCIAL S.A. RUT [                        ], as Issuer. The tax on this promissory note was paid at Banco CorpBanca, Sucursal Nueva Las Condes, on March 20, 2013, under Form 24 as evidenced in Page No. 5337232, for the sum of $4,228,492 plus CPI $8,457 plus interest thereon and fines $487,249, total $4,724,298, which has been signed before me.

IN THE CITY OF SANTIAGO, on March 21, 2013.

[Illegible seal and signature]

PROMISSORY NOTE

PAYABLE AT SIGHT

FOR VALUE RECEIVED, I hereby declare to owe and promise to unconditionally pay to the order of INVERSIONES SEAL S.A., at its registered office located at San Nicolás, in the Commune of San Miguel, in the City of Santiago, the principal sum of $483,258,460 (four hundred and eighty-three million, two hundred and fifty-eight thousand, four hundred and sixty Chilean Pesos, currency of legal tender) which shall be adjusted as stated below, upon the Creditors’ sole demand, upon presentment for collection purposes.

Adjustment: The outstanding principal amount shall be adjusted according to the percentage variation of the price of the share in CorpBanca ranging from $6.25 per share and the closing price of the share in CorpBanca on the business day immediately preceding the actual payment date.

Moreover, the adjustment referred to above shall include the amount corresponding to the dividend per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Furthermore, and in order to illustrate the calculation of the adjustment period, it shall be:

[P*(1+D)* / 6.25 + (-1) where:

P: refers to the closing price of the share in CorpBanca in the day immediately preceding the calculation date or the payment date of the obligation, as appropriate.

D: refers to the dividends per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Indivisibility: the obligations under this promissory note shall be deemed indivisible for all legal purposes, and in particular for those provided for in Sections 1526 and 1528 of the Civil Code.

Expenses: All notarial fees and taxes levied on this document, the authorization of the signatures thereon and the receipts and discharges granted in respect hereof, shall be borne by the issuer.

Domicile and Jurisdiction: For all legal purposes arising from the promissory note, the debtor or issuer hereby establishes his special domicile in the commune and city of Santiago de Chile and agrees to submit to the jurisdiction of the courts of justice therein located, where any notices of protest served thereat shall be valid.

Protest: without obligation to protest. I release the creditor of the obligation to protest this promissory note but should the creditor freely choose to do so, the creditor may protest this promissory note at its option, either through the relevant bank, notary public or the competent public officer. Furthermore, in the event of protest, I agree to pay all expenses and taxes that may accrue as a consequence thereof.

In the City of Santiago de Chile, on this January 2, 2013.

[Illegible signature]

ISSUER’s SIGNATURE

Corporate Name of Debtor/Issuer: CORP GROUP FINANCIAL S.A.

Rut [                        ]

Place of Business: Rosario Norte No. 660, 23rd. floor, in Las Condes, in Santiago

Legal Representative: María Pilar Dañobeitía Estades

National Identity Card No. [                        ]

I DO HEREBY AUTHORIZE MARÍA DEL PILAR DAÑOBEITIA ESTADES, holder of national identity card No. [                        ] to sign this promissory note in the name and on behalf of CORP GROUP FINANCIAL S.A. RUT [                        ], as Issuer. The tax on this promissory note was paid at Banco CorpBanca, Sucursal Nueva Las Condes, on March 20, 2013, under Form 24 as evidenced in Page No. 5337234, for the sum of $802,209 plus CPI $1,604 plus interest thereon and fines $92,438, total $896,251, which has been signed before me.

IN THE CITY OF SANTIAGO, on March 21, 2013.

[Illegible seal and signature]

PROMISSORY NOTE

PAYABLE AT SIGHT

FOR VALUE RECEIVED, I hereby declare to owe and promise to unconditionally pay to the order of SIF Inversiones S.A., at its registered office at Av. Kennedy No. 5454, office 1701, in the commune of Vitacurá, in the City of Santiago, the principal sum of $2,617,217,946 (two billion, six hundred and seventeen million, two hundred and seventeen thousand, nine hundred and forty-six Chilean pesos, currency of legal tender, which shall be adjusted as stated below, upon the Creditors’ sole demand, upon presentment for collection purposes.

Adjustment: The outstanding principal amount shall be adjusted according to the percentage variation of the price of the share in CorpBanca ranging from $6.25 per share and the closing price of the share in CorpBanca on the business day immediately preceding the actual payment date.

Moreover, the adjustment referred to above shall include the amount corresponding to the dividend per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Furthermore, and in order to illustrate the calculation of the adjustment period, it shall be:

[P*(1+D)* / 6.25 + (-1) where:

P: refers to the closing price of the share in CorpBanca in the day immediately preceding the calculation date or the payment date of the obligation, as appropriate.

D: refers to the dividends per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Indivisibility: the obligations under this promissory note shall be deemed indivisible for all legal purposes, and in particular for those provided for in Sections 1526 and 1528 of the Civil Code.

Expenses: All notarial fees and taxes levied on this document, the authorization of the signatures thereon and the receipts and discharges granted in respect hereof, shall be borne by the issuer.

Domicile and Jurisdiction: For all legal purposes arising from the promissory note, the debtor or issuer hereby establishes his special domicile in the commune and city of Santiago de Chile and agrees to submit to the jurisdiction of the courts of justice therein located, where any notices of protest served thereat shall be valid.

Protest: without obligation to protest. I release the creditor of the obligation to protest this promissory note but should the creditor freely choose to do so, the creditor may protest this promissory note at its option, either through the relevant bank, notary public or the competent public officer. Furthermore, in the event of protest, I agree to pay all expenses and taxes that may accrue as a consequence thereof.

In the City of Santiago de Chile, on this January 8, 2013.

[Illegible signature]

ISSUER’s SIGNATURE

Corporate Name of Debtor/Issuer: CORP GROUP FINANCIAL S.A.

Rut [                        ]

Place of Business: Rosario Norte No. 660, 23rd. floor, in Las Condes, Santiago

Legal Representative: María Pilar Dañobeitía Estades

National Identity Card No. [                        ]

I DO HEREBY AUTHORIZE MARÍA DEL PILAR DAÑOBEITIA ESTADES CNI [                        ] to sign this promissory note in the name and on behalf of CORP GROUP FINANCIAL S.A. RUT [                        ], as Issuer. The tax on this promissory note was paid at Banco CorpBanca, Sucursal Nueva Las Condes, on March 20, 2013, under Form 24 as evidenced in Page No. 5337231, for the sum of $4,344,582 plus CPI $8,689 plus interest thereon and fines $500,626, total $4,853,897, which has been signed before me.

IN THE CITY OF SANTIAGO, on March 21, 2013.

[Illegible seal and signature]

PROMISSORY NOTE

PAYABLE AT SIGHT

FOR VALUE RECEIVED, I hereby declare to owe and promise to unconditionally pay to the order of INVERSIONES Y VALORES LIMITADA, at its registered office located at Rosario Norte No. 555, office 402, in the commune of Las Condes, in the City of Santiago, the principal sum of $3,601,036,483 (three billion, six hundred and one million, thirty-six thousand, four hundred and eighty-three Chilean Pesos, currency of legal tender) which shall be adjusted as stated below, upon the Creditors’ sole demand, upon presentment for collection purposes.

Adjustment: The outstanding principal amount shall be adjusted according to the percentage variation of the price of the share in CorpBanca ranging from $6.25 per share and the closing price of the share in CorpBanca on the business day immediately preceding the actual payment date.

Moreover, the adjustment referred to above shall include the amount corresponding to the dividend per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Furthermore, and in order to illustrate the calculation of the adjustment period, it shall be:

[P*(1+D)* / 6.25 + (-1) where:

P: refers to the closing price of the share in CorpBanca in the day immediately preceding the calculation date or the payment date of the obligation, as appropriate.

D: refers to the dividends per share distributed and paid by CorpBanca within the effective term of this promissory note, stated as a percentage of the closing price of the share as of the date of collection and payment thereof.

Indivisibility: the obligations under this promissory note shall be deemed indivisible for all legal purposes, and in particular for those provided for in Sections 1526 and 1528 of the Civil Code.

Expenses: All notarial fees and taxes levied on this document, the authorization of the signatures thereon and the receipts and discharges granted in respect hereof, shall be borne by the issuer.

Domicile and Jurisdiction: For all legal purposes arising from the promissory note, the debtor or issuer hereby establishes his special domicile in the commune and city of Santiago de Chile and agrees to submit to the jurisdiction of the courts of justice therein located, where any notices of protest served thereat shall be valid.

Protest: without obligation to protest. I release the creditor of the obligation to protest this promissory note but should the creditor freely choose to do so, the creditor may protest this promissory note at its option, either through the relevant bank, notary public or the competent public officer. Furthermore, in the event of protest, I agree to pay all expenses and taxes that may accrue as a consequence thereof.

In the City of Santiago de Chile, on this January 14, 2013.

[Illegible signature]

ISSUER’s SIGNATURE

Corporate Name of Debtor/Issuer: CORP GROUP FINANCIAL S.A.

Rut [                        ]

Place of Business: Rosario Norte No. 660, 23rd. Floor, Las Condes, Santiago

Legal Representative: María Pilar Dañobeitía Estades

National Identity Card No. [                        ]

I DO HEREBY AUTHORIZE MARÍA DEL PILAR DAÑOBEITIA ESTADES, holder of national identity card No. [                        ] to sign this promissory note in the name and on behalf of CORP GROUP FINANCIAL S.A. RUT [                        ], as Issuer. The tax on this promissory note was paid at Banco CorpBanca, Sucursal Nueva Las Condes, on March 20, 2013, under Form 24 as evidenced in Page No. 5337233, for the sum of $5,977,721 plus CPI $11,955 plus interest thereon and fines $688,813, total $6,678,489, which has been signed before me.

IN THE CITY OF SANTIAGO, on March 21, 2013.

[Illegible seal and signature]